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                                                                   EXHIBIT 10.27

                     INFORMATION SYSTEMS SERVICE AGREEMENT


     AGREEMENT, dated as of April 6, 1998, between WILLIAMS ELECTRONICS GAMES, INC., a Delaware corporation ("WEG"), and MIDWAY GAMES INC., a Delaware corporation ("Midway"), each with an address at 3401 North California Avenue, Chicago, Illinois 60618.


                             W I T N E S S E T H :

     WHEREAS, on the date hereof, WMS Industries Inc. ("WMS") is distributing (the "Distribution") all of its shares of Midway's common stock to holders of the shares of WMS' common stock outstanding on March 31, 1998;

     WHEREAS, prior to the Distribution, Midway has been a majority-owned subsidiary of WMS;

     WHEREAS, the parties formerly provided for certain arrangements whereby WEG, an indirect, wholly-owned subsidiary of WMS, has been providing certain information system services to Midway; and

     WHEREAS, the parties desire to set forth the terms of continuing arrangements under which WEG will continue to provide certain information systems and related services to Midway following the Distribution.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound, the parties hereby agree as follows:


1.   STANDARD SERVICES TO BE SUPPLIED.

     1.1 Computer Systems. WEG shall provide Midway with access to its computer systems for business applications including, without limitation, order entry, financial and manufacturing modules, marketing and sales and engineering (including electronic engineering documentation and blueprint systems) and will perform all support for the computer systems. In addition, WEG shall modify and implement the software to be used by Midway in conjunction with such systems at Midway's request.




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     1.2  Network Services; Desktop Computers.  WEG shall coordinate the provision and maintenance of cabling, wiring, switching components, routers and gateway and the purchasing, maintaining and upgrading of network servers for Midway. In addition, unless Midway directs otherwise, WEG shall coordinate and negotiate with third-party vendors the purchase and installation of desktop computers and related hardware and the configuration of software products for Midway.

     1.3 Telecommunications Services. WEG shall provide telecommunications services to Midway, which will include selection, organization, programming and maintenance of a PBX system and a service provider for telephone communication. In addition, unless Midway directs otherwise, WEG shall provide activation and deactivation functions for cellular telephones and monitor usage of the PBX system.

     1.4 Additional Support Services. WEG shall make available helpdesk services from 6:00 a.m. to 6:00 p.m. to Midway personnel with respect to any problems or questions pertaining to telecommunications, infrastructure, communications, business application systems and desktop services.

     1.5 Consulting Committee. A committee shall be formed consisting of an equal number of representatives from Midway and WEG, which committee will meet from time to time to consult, advise and attempt to resolve differences with respect to prioritization of tasks between the parties, system capacity and system modifications and enhancements


2. PAYMENT FOR STANDARD SERVICES. In consideration for the services provided by WEG pursuant to Section 1 of this Agreement, Midway shall pay WEG an amount equal to the cost to WEG of the services provided plus 6.6% of such cost. Such cost shall be determined by multiplying WEG's total annual cost for each area of service described in Sections 1.1, 1.2 and 1.3 for both WMS (and its subsidiaries) and Midway ("Aggregate Services Cost") by the percentage of Midway's usage of each such service (the "Midway Percentage"). The Midway Percentage for: (i) computer systems shall be determined by dividing the number of Midway passwords to the AS 400 by the total number of passwords to such system; (ii) network and desktop services shall be determined by dividing the number of Midway's personal computer



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network passwords by the total number of such passwords; (iii)
telecommunications services shall be determined by dividing the number of Midway telephone hook-ups by the total number of telephone hook-ups. Helpdesk services shall be included in the above. A semi-annual budget for each of the areas of services set forth in Sections 1.1, 1.2 and 1.3 hereof shall be developed and agreed upon in advance by December 15th and June 15th of each year in order to determine the estimated Aggregate Services Cost. By the end of each month, WEG shall estimate the Midway Percentage for the previous month. Based upon the product of (i) one-sixth, (ii) the semi-annual budgeted Aggregate Services Cost,
(iii) the estimated Midway Percentage Usage, and 106.6%, WEG shall bill Midway prior to the end of each month, and Midway shall pay such bill by the 10th day of the following month. Within 10 days after the completion of WEG's independent annual audit, WEG shall calculate the actual Aggregate Services Cost and the actual Midway Percentage for the prior fiscal year and shall render a statement of such calculation to Midway. Payment shall be made or offset with the next monthly payment (or paid by WEG to Midway on the due date of such payment if the adjustment is larger than the next such monthly payment) to reconcile the amount billed in the previous year with the actual figures, plus the 6.6% mark-up. If Midway disputes the accuracy of the reconciliation statement or explanation submitted by WEG, Midway shall nevertheless pay the invoiced charges on a timely basis, and if such dispute remains unresolved for 60 days, Midway may submit such dispute to a "Big Six" accounting firm mutually acceptable to the parties for resolution, whose decision shall be final. The cost of such submission shall be borne by Midway; provided, however, that if such review indicates a discrepancy in Midway's favor of ten percent (10%) or greater, such cost shall be borne by WEG. If Midway fails to dispute a statement or explanation within 60 days after receipt of the reconciliation statement from WEG, Midway shall be deemed to accept such charges, provided that Midway shall not be deemed to accept any such charges in the event Midway's dispute thereof is premised upon WMS' willful misconduct, malfeasance or fraud.


3.   OTHER SERVICES TO BE SUPPLIED.

     3.1 System Development. Upon Midway's request, WEG may provide services to develop the communications, networking, operating and computer systems of Midway.

     3.2 Special Projects. Upon Midway's request, WEG may provide any such other


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services to Midway not specifically described in Section 1 or this Section 3.

     3.3 Payment for Requested Services. In consideration for the requested services provided by WEG pursuant to this Section 3, Midway shall pay WEG an amount equal to the cost to WEG of the requested service(s) plus 6.6% of such cost. WEG shall bill such amount to Midway at the end of each month in which the requested services are provided, and Midway shall make payment to WEG for services provided pursuant to this Section 3 within 15 days after receipt by Midway of each invoice therefor. The total cost to complete the requested service shall be estimated and agreed upon in advance, and WEG shall provide to Midway periodic updates on the remaining costs for completion of the requested services.


4. EXCLUSIVITY. Except as specifically provided herein, Midway shall not, without the prior written consent of WEG, engage any third party to render any of the services described in Sections 1 and 3, except to the extent of any service described in Section 3 hereof which is not provided to Midway by WEG.


5. EFFECTIVE DATE AND TERM. This Agreement is effective as of April 6, 1998 and will continue in effect for a period of three years and for successive renewal periods of eighteen months each; provided, however, that either party may terminate this Agreement for any reason upon eighteen months' prior written notice, or otherwise pursuant to Section 6 hereof.


6. DEFAULT. If either party materially defaults hereunder, the non-defaulting party may terminate this Agreement effective immediately (subject to the cure periods set forth below) upon written notice to the defaulting party. The non-defaulting party shall be entitled to all remedies provided by law or equity (including reasonable attorneys' fees and costs of suit incurred). The following events shall be deemed to be material defaults hereunder: (a) failure by either party to make any payment required to be made to the other hereunder, which failure is not remedied within ten days after receipt of written notice thereof; (b) except as otherwise provided herein, failure by either party substantially to perform in accordance with the terms and conditions of this Agreement, which failure is not remedied within 30 days after receipt of written notice from the other party specifying the nature of such default;
(c)(i) filing of a



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voluntary bankruptcy petition by either party; (ii) filing of an involuntary bankruptcy petition against either party which is not dismissed within 60 days;
(iii) assignment for the benefit of creditors made by either party; or (iv) appointment of a receiver for either party or any material part of its property.


7.   MISCELLANEOUS.

     7.1 No waiver by either party of any default shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other default or of the same default on any future occasion.

     7.2 Each party warrants and represents that proceeding herewith is not inconsistent in any material way with any contractual obligations, expressed or implied, undertaken with any third party.

     7.3 In the event that any term or provision of this Agreement shall violate any applicable statute, ordinance or rule of law in any jurisdiction in which it is used, or otherwise be unenforceable, such provision shall be ineffective in such jurisdiction only to the extent of such violation without invalidating any other provision hereof.

     7.4 Neither party shall, without the prior written consent of the other, assign any rights or delegate any obligations under this Agreement, such consent not to be unreasonably withheld, conditioned or delayed, except that WEG may assign any such rights or delegate any such obligation to WMS or any of its subsidiaries.

     7.5 The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

     7.6 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder. No person shall be deemed to be a third party beneficiary of this Agreement. Nothing herein shall be construed to be an admission or waiver of any rights, claims and defenses the parties may have against third parties, which rights, claims and defense the parties specifically reserve.

     7.7 All notices and other communications hereunder shall be in writing and shall be


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delivered by hand, by facsimile or mailed by registered or certified mail
(return receipt requested) to the parties at the addresses set forth on the first page of this Agreement (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received.

     7.8 The parties each shall take such actions and execute such documents and instruments as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

     7.9 All controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the State of Illinois, United States of America, regardless of the laws that might be applied under applicable principles of conflicts of laws.

     7.10 This Agreement constitutes the entire understanding between the parties hereto (and supersedes all prior written or oral communications) relating to the subject matter covered in this Agreement. No amendment, modification, extension or failure to enforce any condition of this Agreement by either party shall be deemed a waiver of any of its rights herein. This Agreement shall not be amended except by a writing executed by all the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      WILLIAMS ELECTRONICS GAMES, INC.


                                      By: /s/ Harold H. Bach, Jr.
                                          _________________________________
                                          Name:  Harold H.  Bach, Jr.
                                          Title: Sr. Vice President-Finance


                                      MIDWAY GAMES INC.


                                      By: /s/ Neil D. Nicastro
                                          _________________________________
                                          Name:  Neil D. Nicastro
                                          Title: President




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                                    GUARANTY

     WMS Industries Inc. does hereby guaranty all of the performance and financial obligations of WEG under this Agreement to which this Guaranty is affixed. This Guaranty is unconditional, irrevocable, continuing and without limitation, and shall be binding upon the successors and assigns of the undersigned.


                                        WMS INDUSTRIES INC.


                                        By: /s/ Harold H. Bach, Jr.
                                            _________________________________
                                            Name:   Harold H. Bach, Jr.
                                            Title:  Vice President-Finance